EXHIBIT 10.57

WAIVER AND AMENDMENT (this “Amendment”) dated as of January 16, 2004 to the Credit Agreement dated as of August 4, 1999, as amended and restated as of November 25, 2003 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among ON SEMICONDUCTOR CORPORATION (formerly known as SCG HOLDING CORPORATION, “Holdings”), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC (the “Borrower”), the LENDERS party thereto, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. Holdings and the Borrower have requested that the Lenders agree to (a) waive the provisions of the Credit Agreement with respect to the prepayment of Tranche E Term Borrowings with 50% of the Net Proceeds of the issuance of certain Equity Interests to be issued by Holdings and (b) amend certain provisions of the Credit Agreement to (i) permit the Borrower and Holdings to purchase, redeem and retire a portion of the First Lien Notes, the Second Lien Notes and the Subordinated Debt with the proceeds of such Equity Interests and (ii) permit the Borrower to enter into certain sale and leaseback transactions.

C. The undersigned Lenders are willing so to waive such provisions and to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is amended as follows:

(a) by adding the following defined term in the appropriate alphabetical order:

“Specified 2004 Equity Offering” means the offering and sale by Holdings of its common stock, par value $0.01 per share, pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on

January 2, 2004, provided that such securities are issued on or prior to March 15, 2004.”

(b) by inserting the text “(other than a sale and leaseback transaction permitted by Section 6.06 (b))” after the text “or a sale and leaseback transaction” in clause (a) of the definition of the term “Prepayment Event”.

SECTION 2. Amendments to Section 6.05. Section 6.05 of the Credit Agreement is hereby amended as follows:

(a) Clause (e) is amended by deleting the text “and” at the end thereof.

(b) Clause (f) is amended by substituting the text “; and” for the text “;”.

(c) Section 6.05 is further amended by inserting the following new clause (g) after clause (f):

“(g) sale and leaseback transactions permitted by Section 6.06;”

SECTION 3. Amendment to Section 6.06. Section 6.06 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and Holdings and the Borrower will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset and (b) any such sales and leasebacks of real or personal property with an aggregate fair value not to exceed $15,000,000 during the term of this Agreement.”

SECTION 4. Amendments to Section 6.08. Section 6.08(b) of the Credit Agreement is hereby amended as follows:

(a) Clause (v) is amended by deleting the text “and” at the end thereof.

(b) Clause (vi) is amended by substituting the text “; and” for the text “.”.

(c) Section 6.08(b) is further amended by inserting the following new clause (vii) at the end thereof:

(vii) payments on account of the purchase, redemption or retirement of any First Lien Notes, Second Lien Notes or Subordinated Debt with the Net Proceeds of the Specified 2004 Equity Offering, provided that (A) after giving effect to such purchase, redemption or retirement, no Default or Event of Default shall have occurred and be continuing and (B) any such purchase, redemption or retirement shall be made within 270 days after the issuance of Equity Securities pursuant to the Specified 2004 Equity Offering and otherwise in compliance with the provisions of the First Lien Note Indenture, Second Lien Note Indenture or the Subordinated Debt Documents, as applicable (it being understood and agreed that any First Lien Notes, Second Lien Notes or Subordinated Debt purchased pursuant to this clause (vii) shall immediately be canceled).

SECTION 5. Waiver. The undersigned Lenders hereby waive the provisions of Section 2.11(c)(i)(C) of the Credit Agreement with respect to the prepayment of Tranche E Term Borrowings with 50% of the Net Proceeds of the Specified 2004 Equity Offering and consent to the application of the Net Proceeds of the Specified 2004 Equity Offering, in the Borrower’s discretion, as contemplated herein. Such waiver shall automatically expire if the Specified 2004 Equity Offering is not consummated on or prior to March 15, 2004.

SECTION 6. Amendment Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 12:00 noon, New York City time, on Friday, January 16, 2004, an amendment fee in an amount equal to 0.05% of the sum of such Lender’s Revolving Commitment and outstanding Tranche E Term Loans as of the date this Amendment becomes effective, provided that such fee shall not be payable unless and until this Amendment becomes effective as provided in Section 8.

SECTION 7. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Amendment, each of the representations and warranties of Holdings and the Borrower set forth in the Loan Documents is true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 8. Conditions to Effectiveness. This Amendment shall become effective on the date that any Equity Interests are issued pursuant to the Specified 2004 Equity Offering (which date shall not be later than March 15, 2004), subject to satisfaction of the following conditions on or prior to such date: (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders, and (b) all fees and other amounts due and payable in connection with this Amendment or the Credit Agreement, including to the extent invoiced in writing to the Borrower, reimbursement or payment of all reasonable, documented, out-of-pocket expenses (including fees, charges and disbursements of counsel or other advisors) required to be paid or reimbursed by any Loan Party, shall have been paid or reimbursed, as applicable.

SECTION 9. Credit Agreement. Except as specifically waived or amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

SECTION 10. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 11. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 12. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable, documented, out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 13. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ON SEMICONDUCTOR CORPORATION,

By:	/s/ DONALD A. COLVIN

Name: Title:	Donald A. Colvin Senior Vice President and Chief Financial Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,

By:	/s/ DONALD A. COLVIN

Name: Title:	Donald A. Colvin Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, individually and as administrative agent,

By:	/s/ EDMOND DEFOREST

Name: Title:	Edmond DeForest Vice President

SIGNATURE PAGE TO AMENDMENT AND WAIVER DATED AS OF JANUARY 16, 2004, TO THE CREDIT AGREEMENT DATED AS OF AUGUST 4, 1999, AS AMENDED AND RESTATED AS OF NOVEMBER 25, 2003, AMONG ON SEMICONDUCTOR CORPORATION, SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, THE LENDERS PARTY THERETO, AND JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT.

Name of Institution:

By:

Name: Title:

[Not included in this filing are numerous signature pages for the numerous banks that are Lenders under the Credit Agreement]